Exhibit 10.6

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made and entered into on and as of October 26, 2009, by and between LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of METABASIS THERAPEUTICS, INC., a Delaware corporation (the “Company”).

RECITALS

A. Concurrently with the execution of this Agreement, Parent, Moonstone Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), the Company and David F. Hale, as Stockholders’ Representative are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

B. As of the date hereof, Stockholder is the direct, indirect and/or beneficial owner of certain shares of Company common stock as is indicated on the signature page to this Agreement.

C. As a material inducement to enter into the Merger Agreement, Parent desires Stockholder to agree, and Stockholder is willing to agree, to vote the Shares (as defined in Section 1.1 below), and such other shares of common stock of the Company over which Stockholder has voting power, on the terms and subject to the conditions set forth in this Agreement.

In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

1. VOTING OF SHARES.

1.1 Shares. The term “Shares” shall mean all issued and outstanding shares of Company Common Stock owned of record and/or beneficially owned (all references herein to beneficial ownership are to beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by Stockholder or over which Stockholder exercises sole voting power, in each case, as of the date of this Agreement; provided, however, Shares does not include any Company-issued options or warrants to purchase or rights to subscribe for or otherwise acquire any securities of the Company (the “Options and Warrants”) owned of record and/or beneficially owned by Stockholder or over which Stockholder exercises voting power. Stockholder agrees that any shares of common stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and before the termination of this Agreement pursuant to Section 5 below shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof.

1.2 Agreement to Vote Shares. Stockholder hereby covenants and agrees that during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 5 hereof, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, Stockholder shall appear at the meeting or otherwise cause any and all Shares to be counted as present thereat for purposes of establishing a quorum and vote (or cause to be voted) any and all Shares: (i) in favor of the approval of the Merger and adoption of the Merger Agreement; (ii) against any Acquisition Proposal or Superior Proposal; and (iii) except as otherwise agreed to in writing in advance by Parent, against any proposal or transaction which would reasonably be expected to prevent or delay the consummation of the Merger or the Merger Agreement. Stockholder further agrees not to enter into any agreement or understanding with any person or entity the effect of which would be materially inconsistent with or violative of any provision contained in this Section 1.2. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be construed to limit or restrict the Stockholder or any designee, employee, representative or affiliate of the Stockholder who is a director or officer of the Company or any subsidiary of the Company from acting in such person’s capacity as a director or officer of the Company or any subsidiary of the Company (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company) or voting in Stockholder’s sole discretion on any matter other than those matters referred to in the first sentence of this Section 1.2. Stockholder hereby waives, and agrees not to assert or perfect, any dissenters’ rights or any similar rights that it may have by virtue of ownership of the Shares.

1.3 Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as EXHIBIT A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares, subject to the other terms of this Agreement.

1.4 Adjustments Upon Changes in Capitalization. In the event of any change in the number of issued and outstanding Shares by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Shares), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

2. TRANSFER AND OTHER RESTRICTIONS. Stockholder represents, covenants and agrees that, except for the proxy granted in Section 1.3 hereof and as contemplated by this Agreement: (i) Stockholder shall not, directly or indirectly, during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 5 hereof, offer for sale or agree to sell, transfer, tender, assign, pledge, hypothecate or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to, or consent to, the offer for sale, sale, transfer, tender, pledge, hypothecation, encumbrance, assignment or other disposition of, or create any Encumbrance of any nature whatsoever with respect to, any or all of the Shares or any interest therein; (ii) Stockholder shall not grant any proxy or power of attorney, or deposit any Shares into a voting trust or enter into a voting agreement or other arrangement, with respect to the voting of Shares (each a “Voting Proxy”) except as provided by this Agreement; and (iii) Stockholder has not granted, entered into or otherwise created any Voting Proxy which is currently (or which will hereafter become) effective, and if any Voting Proxy has been created, such Voting Proxy is hereby revoked. Notwithstanding the foregoing, Stockholder may transfer or otherwise dispose of any Shares (A) in open market resale transactions (e.g. in a transaction in which there have been no discussions, agreements or understandings between the seller and the buyer or their respective agents or representatives and in connection with which no solicitation of buyers or offers to buy has occurred) with respect to resales of any Shares, (B) as a bona fide gift or gifts, provided that it shall be a condition to such transfer that each donee thereof executes and delivers to Parent (1) an agreement with Parent in the form of this Agreement and (2) an irrevocable proxy in the form attached hereto as EXHIBIT A, in each case with respect to any and all Shares so transferred and (C) to Permitted Transferees, provided that it shall be a condition to the allowability of such transfer that at or before the time of the transfer each Permitted Transferee thereof executes and delivers to Parent (1) an agreement with Parent in the form of this Agreement and (2) an irrevocable proxy in the form attached hereto as EXHIBIT A, in each case with respect to any and all Shares so transferred. For purposes of this Section 2, “Permitted Transferee” means (a) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of the Stockholder, (b) any trust, the beneficiaries of which include only the persons named in clause (a), or (c) any corporation, limited liability company or partnership, the stockholders, members and general or limited partners of which include only the persons named in clause (a).

3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Parent that:

3.1 Authority; Validity. Stockholder has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder. If this Agreement is being executed in a representative or fiduciary capacity with respect to Stockholder, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

3.2 Non-Contravention. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, contravene, conflict with, or result in any violation of, breach of or default by (with or without notice or lapse of time, or both) Stockholder under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Encumbrance upon any of the properties or assets of Stockholder under, any provision of (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Stockholder or to which Stockholder is a party or (ii) any judgment, order, decree, statute, law, ordinance, injunction, rule or regulation applicable to Stockholder or any of Stockholder’s properties or assets, other than any such conflicts, violations, defaults, rights, or Encumbrances that, individually or in the aggregate, would not impair the ability of Stockholder to perform Stockholder’s obligations hereunder or prevent, limit or restrict in any respect the consummation of any of the transactions contemplated hereby. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is settlor or trustee or any other person or entity, including any Governmental Entity, whose consent, approval, order or authorization is required by or with respect to Stockholder for the execution, delivery and performance of this Agreement by Stockholder or the consummation by Stockholder of the transactions contemplated hereby.

3.3 Litigation. As of the date hereof, there is no action pending, or to the knowledge of Stockholder, threatened with respect to Stockholder’s ownership of the Shares, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding which would prevent the carrying out by Stockholder of his obligations under this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

3.4 Title. As of the date hereof, Stockholder is the beneficial owner of the Shares indicated on the signature page hereto, which, on and as of the date hereof, are free and clear of any Encumbrances that, individually or in the aggregate, would impair the ability of Stockholder to perform Stockholder’s obligations hereunder or prevent, limit or restrict in any respect the consummation of any of the transactions contemplated hereby. As of the date hereof, the number of Shares, Options and Warrants set forth on the signature page hereto are the only Shares or options or warrants to purchase or rights to subscribe for or otherwise acquire any securities of the Company owned of record or beneficially owned by Stockholder or over which Stockholder exercises voting power and, except as set forth on such signature page, Stockholder holds no options or warrants to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

3.5 Power. Stockholder has (or, in the case of future-exercised Options and Warrants, will upon the exercise thereof have) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 and Section 2 hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to Stockholder that:

4.1 Authority; Validity. Parent has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent. This Agreement has been duly executed and delivered by Parent. If this Agreement is being executed in a representative or fiduciary capacity with respect to Parent, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

4.2 Non-Contravention. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) require Parent to obtain the consent or approval or, or make any filing with or notification to, any Governmental Entity, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Parent or its properties and assets, (c) conflict with or violate any organizational document or law, rule regulation, order, judgment or decree applicable to Parent or pursuant to which any of its or its subsidiaries’ respective assets are bound or (d) violate any other material agreement to which Parent or any of its subsidiaries is a party.

5. EFFECTIVENESS; TERMINATION; NO SURVIVAL. This Agreement shall become effective upon its execution by Stockholder and Parent or upon the execution of the Merger Agreement by all parties thereto, whichever is later. This Agreement may be terminated at any time by mutual written consent of Stockholder and Parent. This Agreement, and the obligations of Stockholder hereunder, including, without limitation, Stockholder’s obligations under Section 1 and Section 2 above, shall automatically terminate, without any action by the parties hereto, upon the earlier to occur of the following: (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement; (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to ARTICLE VII thereof; or (iii) the date and time of any amendment, modification, change or waiver, which waiver is made at the request of, or with the consent of, Parent, Merger Sub or their respective Representatives, to the terms of the Merger Agreement or one or more of the CVR Agreements executed after the date hereof that (a) is not consented to in writing by the Stockholder in its sole discretion and (b) is or results in (x) any change (adverse-to-Stockholder) to the economic terms of the CVRs as set forth in the Merger Agreement and the forms of CVR Agreements attached thereto, as they exist on the date hereof, or (y) any change to the Merger Agreement provisions governing the economic terms of any potential cash payment that may be paid to the Company’s stockholders (including Stockholder), or (z) any change in the form of consideration payable pursuant to the Merger Agreement or the CVR Agreements as in effect on the date hereof (provided that the addition of consideration in any form, without the reduction or elimination of any part of the full amount of each respective form of consideration as called for in the Merger Agreement or the CVR Agreements as in effect on the date hereof, shall not be considered such a “change in the form of consideration”) (i.e., “exactly the same thing but with some more of the same too or with something else extra too” shall not be considered such a “change in the form of consideration”).

6. FURTHER ASSURANCES. Subject to the terms of this Agreement, from time to time, Stockholder shall execute and deliver such additional documents and use commercially reasonable efforts to take, or cause to be taken, all such further actions, and to do or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

7. MISCELLANEOUS.

7.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

7.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

7.4 Specific Performance; Injunctive Relief; Attorneys Fees. The parties hereto acknowledge that parties will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the other party set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available upon any such violation, each party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity and each party hereby irrevocably and unconditionally waives any objection to the other party seeking so to enforce such covenants and agreements by specific performance, injunctive relief and other means. If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party’s costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

7.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via email, to the parties at the addresses or e-mail addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

7.6 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the United States of America located in the State of Delaware (or, if such courts lack jurisdiction, the appropriate Delaware state courts) for any actions, suits or proceedings arising out of or relating to this Agreement (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. certified mail shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the United States of America located in the State of Delaware (or, if such courts lack jurisdiction, the appropriate Delaware state courts) and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

7.7 Entire Agreement. The Merger Agreement, this Agreement and the Proxy granted hereunder constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

7.8 Counterparts. This Agreement may be executed in counterparts and may be delivered by email, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9 Captions. The captions to sections of this Agreement have been inserted only for identification and reference purposes and shall not be used to construe or interpret this Agreement.

7.10 Stockholder Capacity. Notwithstanding anything herein to the contrary, Stockholder makes no agreement or understanding herein in his capacity as a director or officer of the Company or any subsidiary of the Company, and the agreements set forth herein shall in no way restrict Stockholder or any designee, employee, representative or affiliate of the Stockholder who is a director or officer of the Company or any subsidiary of the Company in the exercise of his fiduciary duties as a director or officer of the Company or any subsidiary of the Company or limit or affect any actions taken by any designee, employee, representative or affiliate of the Stockholder who is a director or officer of the Company or Stockholder solely in his capacity as an officer or director of the Company or any subsidiary of the Company. Stockholder has executed this Agreement solely in his capacity as the record and/or beneficial holder of Shares.

7.11 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to such Shares shall remain vested in and belong to Stockholder or his affiliates, and Parent and Merger Sub shall have no authority to direct Stockholder in the voting or disposition of any Shares, except as otherwise provided herein.

7.12 Option and Warrant Exercises. Nothing in this Agreement shall require Stockholder to exercise any Option or Warrant.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

LIGAND PHARMACEUTICALS INCORPORATED

By:
Title:

Address:	Ligand Pharmaceuticals Incorporated 10275 Science Center Drive San Diego, CA 92121	Address:

Attn:	John Higgins

E-mail:	jhiggins@ligand.com	E-mail:

Outstanding Shares beneficially owned by Stockholder:

Outstanding (Company-issued) Options and Warrants beneficially owned by Stockholder:

Other options, warrants or rights to purchase Shares beneficially owned by Stockholder:

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of Metabasis Therapeutics, Inc., a Delaware corporation (the “Company”), hereby irrevocably appoints and constitutes John Higgins and Charles Berkman (collectively, the “Proxyholders”) the agents, attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to all Shares (as defined in the Voting Agreement), including, without limitation, those Shares listed on the signature page of that certain Voting Agreement of even date herewith between Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent”) and Stockholder (the “Voting Agreement”), and any and all other Shares acquired by Stockholder on or after the date hereof and before the date this proxy terminates, to vote the Shares as follows: the Proxyholders named above are empowered at any time before termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the Company’s stockholders, and in every written consent in lieu of any such meeting, or otherwise, (i) in favor of the approval of the merger of Moonstone Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), with and into the Company pursuant to that certain Agreement and Plan of Merger by and among Parent, Merger Sub, the Company and David F. Hale as Stockholders’ Representative (the “Merger Agreement”), and in favor of adoption of the Merger Agreement; (ii) against any Acquisition Proposal or Superior Proposal (each as defined in the Merger Agreement); and (iii) except as otherwise agreed to in writing in advance by Parent, against any proposal or transaction which would reasonably be expected to prevent or delay the consummation of the Merger or the Merger Agreement.

The Proxyholders may not exercise this proxy on any other matter. Stockholder may vote the Shares on all matters other than those set forth in the immediately preceding paragraph. The proxy granted by Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of Stockholder set forth in Section 1.2 of the Voting Agreement, and is irrevocable in accordance with subdivision (e) of Section 212 of the Delaware General Corporation Law.

This proxy will automatically terminate upon the termination of the Voting Agreement in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned Stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of the Company and with any Inspector of Election at any meeting of the stockholders of the Company.

This proxy is irrevocable (to the fullest extent permitted by law) and shall survive the insolvency, incapacity, death, liquidation or dissolution of the undersigned. Nothing in this Proxy shall require a Stockholder to exercise any Option or Warrant or authorize the Proxyholders to exercise any Option or Warrant or take any other action with respect to any Options or Warrants owned of record and/or beneficially owned by Stockholder or over which Stockholder exercises voting power.

Dated: October 26, 2009	______________________________________